Exhibit 99.1

Landmark Infrastructure Partners LP Reports Third Quarter 2017 Results

El Segundo, California, November 2, 2017 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its third quarter 2017 financial results.

Highlights

•	Completed acquisitions with total consideration of approximately $125 million year-to-date through October 31, 2017, including:
o	On September 28, the Partnership acquired 49 assets from Landmark for total consideration of $33.3 million;
o	On July 28, the Partnership acquired 34 assets from Landmark for total consideration of $22 million;
•	Commenced construction on first FlexGrid sites;
•	Announced a quarterly distribution of $0.3575 per common unit, representing year-over-year distribution growth of 5.9%;
•	Reported Q3 2017 rental revenue of $13.5 million, a 59% increase year-over-year;
•	Reported Q3 2017 net income of $3.8 million, EBITDA of $12.1 million, and Adjusted EBITDA of $13.0 million, a 57% increase in Adjusted EBITDA year-over-year;
•	Reported Q3 2017 distributable cash flow of $7.0 million, a 51% increase year-over-year; and
•	Completed planned reorganization to contribute all assets to a REIT subsidiary.

Third Quarter 2017 Results

Rental revenue for the quarter ended September 30, 2017 increased 59% to $13.5 million compared to the third quarter of 2016.  Net income for the third quarter of 2017 was $3.8 million, compared to net income of $1.5 million in the third quarter of 2016.  Net income attributable to common unitholders per diluted unit in the third quarter of 2017 increased to $0.08, compared to a net income attributable to common unitholders per diluted unit of $0.06 in the third quarter of 2016.  EBITDA (earnings before interest, income taxes, depreciation and amortization) for the quarter ended September 30, 2017 increased 71% to $12.1 million compared to the third quarter of 2016.  Adjusted EBITDA for the quarter ended September 30, 2017 increased 57% to $13.0 million compared to the third quarter of 2016, and distributable cash flow increased 51% to $7.0 million compared to the third quarter of 2016.

For the nine months ended September 30, 2017, the Partnership reported rental revenue of $38.1 million, net income of $10.0 million, and net income attributable to common unitholders of $0.22 per diluted unit.  The Partnership reported EBITDA of $32.8 million, Adjusted EBITDA of $36.7 million, and distributable cash flow of $20.5 million in the nine-month period ended September 30, 2017.

“Our core ground lease business continues to produce stable and consistent returns, and we are making progress on the new initiatives that we have launched. These initiatives will allow us to drive more meaningful growth to the Partnership as we leverage our relationships and our large and growing portfolio of mission-critical infrastructure assets,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.

Quarterly Distributions

On October 18, 2017, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.3575 per common unit, or $1.43 per common unit on an annualized basis, for the quarter ended September 30, 2017.  This quarter’s cash distribution, which represents a 5.9% increase year-over-year, marks the eleventh consecutive quarter that the Partnership has increased its quarterly cash distribution since its IPO in November 2014.  The distribution is payable on November 14, 2017 to common unitholders of record as of November 1, 2017.

On October 18, 2017, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on November 15, 2017 to Series B preferred unitholders of record as of November 1, 2017.

On September 21, 2017, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.500 per Series A preferred unit, which was paid on October 16, 2017 to Series A preferred unitholders of record as of October 2, 2017.

Capital and Liquidity

As of September 30, 2017, the Partnership had $333 million of outstanding borrowings under its revolving credit facility (the “Facility”) and $34 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.

Recent Acquisitions

Year-to-date through October 31, 2017, the Partnership acquired a total of 164 assets for total consideration of approximately $125 million.  The acquisitions were immediately accretive to the Partnership’s distributable cash flow, and funded primarily with borrowings under the Partnership’s existing Facility.

At-The-Market (“ATM”) Equity Programs

Through its At-The-Market (“ATM”) issuance programs, the Partnership has issued 35,426 common units, 601,371 Series A preferred units and 596,393 Series B preferred units for gross proceeds of approximately $0.6 million, $15.1 million and $15.0 million, respectively, year-to-date through October 31, 2017.

2017 Guidance

The Partnership’s sponsor has previously expressed its intent to offer us the right to purchase $200 million of assets in 2017.  These acquisitions, combined with organic portfolio growth, are expected to drive distribution growth of 10% over the fourth quarter 2016 distribution of $0.35 per common unit by the fourth quarter 2017 (distribution to be paid in February 2018).

Conference Call Information

The Partnership will hold a conference call on Thursday, November 2, 2017, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its third quarter 2017 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/m6/p/5jewv59k, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 97828628.

A webcast replay will be available approximately two hours after the completion of the conference call through November 2, 2018 at https://edge.media-server.com/m6/p/5jewv59k.  The replay is also available through November 12, 2017 by dialing 855-859-2056 or 404-537-3406 and entering the access code 97828628.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid, preferred distributions paid and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our combined financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income (loss) and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include our expected distribution growth for 2017 and expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2016 and Current Report on Form 8-K filed with the Commission on February 23, 2017.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:Marcelo Choi

Vice President, Investor Relations

(213) 788-4528

ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated and Combined Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016(1)	2017	2016(1)
Revenue
Rental revenue	$13,499	$10,052	$38,143	$29,557
Expenses
Management fees to affiliate	—	50	—	196
Property operating	86	23	247	97
General and administrative	1,422	632	4,267	2,777
Acquisition-related	255	987	1,007	1,414
Amortization	3,458	2,869	9,826	8,175
Impairments	—	1,235	848	1,235
Total expenses	5,221	5,796	16,195	13,894
Other income and expenses
Interest and other income	430	350	1,168	909
Interest expense	(4,777)	(3,663)	(12,931)	(10,282)
Loss on early extinguishment of debt	—	(1,703)	—	(1,703)
Realized loss on derivatives	—	(99)	—	(99)
Unrealized gain (loss) on derivatives	(61)	1,231	(111)	(3,736)
Gain on sale of real property interests	—	—	—	374
Total other income and expenses	(4,408)	(3,884)	(11,874)	(14,537)
Income before income tax expense	3,870	372	10,074	1,126
Income tax expense	72	—	72	—
Net income	3,798	372	10,002	1,126
Less: Pre-acquisition net (income) loss from Drop-down Assets (1)	—	(1,102)	—	52
Less: Net income attributable to noncontrolling interests	4	—	11	—
Net income attributable to limited partners	3,794	1,474	9,991	1,074
Less: Distributions to preferred unitholders	(1,818)	(951)	(4,672)	(1,334)
Less: General Partner's incentive distribution rights	(109)	(27)	(295)	(32)
Net income (loss) attributable to common and subordinated unitholders	$1,867	$496	$5,024	$(292)
Net income (loss) per common and subordinated unit
Common units – basic	$0.08	$0.06	$0.22	$0.02
Common units – diluted	$0.08	$0.06	$0.22	$(0.02)
Subordinated units – basic and diluted	$0.08	$(0.10)	$0.22	$(0.16)
Weighted average common and subordinated units outstanding
Common units – basic	19,750	13,427	19,620	12,394
Common units – diluted	22,885	13,427	22,755	15,529
Subordinated units – basic and diluted	3,135	3,135	3,135	3,135
Other Data
Total leased tenant sites (end of period)	2,099	1,903	2,099	1,903
Total available tenant sites (end of period)	2,180	1,961	2,180	1,961

(1)

During the year ended December 31, 2016, the Partnership completed five drop-down acquisitions, (the “2016 Drop-down Assets”) from our sponsor Landmark Dividend LLC and affiliates (collectively “Landmark”). Since the entities are under common control, the assets and liabilities acquired are recorded at Landmark’s historical cost, with financial statements for prior periods retroactively adjusted to furnish comparative information. Financial information prior to the closing of each transaction has been retroactively adjusted for the 2016 Drop-down Assets. On April 1, 2017, the Partnership early adopted ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU No. 2017-01”). Under ASU 2017-01 the June 8, 2017 drop-down transaction was an asset acquisition with prior periods not retroactively adjusted. In addition, after the adoption of ASU No. 2017-01, acquisition costs for asset acquisitions are capitalized. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the Securities and Exchange Commission on November 2, 2017 and the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 23, 2017.

Landmark Infrastructure Partners LP

Consolidated and Combined Balance Sheets

In thousands, except per unit data

(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Land	$99,343	$88,845
Real property interests	578,079	490,030
Total land and real property interests	677,422	578,875
Accumulated amortization of real property interests	(34,548)	(25,967)
Land and net real property interests	642,874	552,908
Investments in receivables, net	21,066	17,440
Cash and cash equivalents	13,400	2,711
Restricted cash	1,031	2,851
Rent receivables, net	4,267	2,372
Due from Landmark and affiliates	804	566
Deferred loan costs, net	3,691	2,797
Deferred rent receivable	4,182	1,379
Derivative asset	1,390	1,860
Other intangible assets, net	17,463	15,730
Other assets	1,384	2,446
Total assets	$711,552	$603,060
Liabilities and equity
Revolving credit facility	$333,000	$224,500
Secured notes, net	111,777	112,435
Accounts payable and accrued liabilities	4,751	4,374
Other intangible liabilities, net	12,865	13,061
Prepaid rent	4,694	3,984
Derivative liabilities	18	376
Total liabilities	467,105	358,730
Commitments and contingencies
Equity
Series A cumulative redeemable preferred units, 1,426,461 and 863,957 units issued and outstanding at September 30, 2017 and December 31, 2016, respectively	33,129	19,393
Series B cumulative redeemable preferred units, 2,368,927 and 1,840,000 units issued and outstanding at September 30, 2017 and December 31, 2016, respectively	56,632	44,256
Common units, 19,749,563 and 19,450,555 units issued and outstanding at September 30, 2017 and December 31, 2016, respectively	282,577	294,296
Subordinated units, 3,135,109 units issued and outstanding	19,887	22,524
General Partner	(148,597)	(135,630)
Accumulated other comprehensive income (loss)	716	(509)
Total limited partners' equity	244,344	244,330
Noncontrolling interests	103	—
Total equity	244,447	244,330
Total liabilities and equity	$711,552	$603,060

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	1,038	1,324	78.2	(7)	1,273	28.9			$7,099	52%
Outdoor Advertising	423	510	84.9	(7)	497	18.3			2,554	19%
Renewable Power Generation	21	53	29.4	(7)	53	28.7			284	2%
Subtotal	1,482	1,887	79.3	(7)	1,823	26.1			$9,937	73%
Tenant Lease Assignment only (8)
Wireless Communication	151	209	49.9		192	18.5			$1,292	10%
Outdoor Advertising	21	22	63.3		22	15.3			177	1%
Subtotal	172	231	51.2		214	18.2			$1,469	11%
Tenant Lease on Fee Simple
Wireless Communication	12	20	99.0	(7)	20	17.6			$111	1%
Outdoor Advertising	24	28	99.0	(7)	28	11.4			403	3%
Renewable Power Generation	12	14	99.0	(7)	14	32.3			1,579	12%
Subtotal	48	62	99.0	(7)	62	18.0			$2,093	16%
Total	1,702	2,180	76.8	(9)	2,099	25.0			$13,499	100%
Aggregate Portfolio
Wireless Communication	1,201	1,553	74.6		1,485	27.4	96%	$1,877	$8,502	63%
Outdoor Advertising	468	560	84.7		547	17.8	98%	1,932	3,134	23%
Renewable Power Generation	33	67	33.2		67	30.0	100%	9,467	1,863	14%
Total	1,702	2,180	76.8	(9)	2,099	25.0	96%	$2,133	$13,499	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of September 30, 2017 were 3.9, 8.8, 19.2 and 5.4 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended September 30, 2017. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 66 years.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016(1)	2017	2016(1)
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$3,798	$372	$10,002	$1,126
Interest expense	4,777	3,663	12,931	10,282
Amortization expense	3,458	2,869	9,826	8,175
Income tax expense	72	—	72	—
EBITDA	$12,105	$6,904	$32,831	$19,583
Impairments	—	1,235	848	1,235
Acquisition-related	255	987	1,007	1,414
Unrealized (gain) loss on derivatives	61	(1,231)	111	3,736
Realized loss on derivatives	—	99	—	99
Loss on early extinguishment of debt	—	1,703	—	1,703
Gain on sale of real property interests	—	—	—	(374)
Unit-based compensation	—	—	105	105
Straight line rent adjustments	(88)	(86)	(304)	(259)
Amortization of above- and below-market rents, net	(311)	(288)	(964)	(1,023)
Deemed capital contribution to fund general and administrative expense reimbursement(2)	996	415	3,025	2,034
Adjusted EBITDA	$13,018	$9,738	$36,659	$28,253
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$7,497	$3,707	$21,488	$17,573
Unit-based compensation	—	—	(105)	(105)
Unrealized gain (loss) on derivatives	(61)	1,231	(111)	(3,736)
Loss on early extinguishment of debt	—	(1,703)	—	(1,703)
Amortization expense	(3,458)	(2,869)	(9,826)	(8,175)
Amortization of above- and below-market rents, net	311	288	964	1,023
Amortization of deferred loan costs and discount on secured notes	(609)	(474)	(1,518)	(1,256)
Receivables interest accretion	—	7	7	30
Impairments	—	(1,235)	(848)	(1,235)
Gain on sale of real property interests	—	—	—	374
Allowance for doubtful accounts	(53)	(114)	(79)	(114)
Working capital changes	171	1,534	30	(1,550)
Net income	$3,798	$372	$10,002	$1,126
Interest expense	4,777	3,663	12,931	10,282
Amortization expense	3,458	2,869	9,826	8,175
Income tax expense	72	—	72	—
EBITDA	$12,105	$6,904	$32,831	$19,583
Less:
Gain on sale of real property interests	—	—	—	(374)
Unrealized gain on derivatives	—	(1,231)	—	—
Straight line rent adjustment	(88)	(86)	(304)	(259)
Amortization of above- and below-market rents, net	(311)	(288)	(964)	(1,023)
Add:
Impairments	—	1,235	848	1,235
Acquisition-related	255	987	1,007	1,414
Unrealized loss on derivatives	61	—	111	3,736
Realized loss on derivatives	—	99	—	99
Loss on early extinguishment of debt	—	1,703	—	1,703
Unit-based compensation	—	—	105	105
Deemed capital contribution to fund general and administrative expense reimbursement (2)	996	415	3,025	2,034
Adjusted EBITDA	$13,018	$9,738	$36,659	$28,253
Less:
Expansion capital expenditures	64,107	(190,303)	123,262	(198,331)
Cash interest expense	(4,168)	(3,190)	(11,413)	(9,026)
Cash income tax	(72)	—	(72)	—
Distributions to preferred unitholders	(1,818)	(951)	(4,672)	(1,334)
Distributions to noncontrolling interest holders	(4)	—	(11)	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	(64,107)	190,303	(123,262)	198,331
Distributable cash flow	$6,956	$5,597	$20,491	$17,893

(1)

Financial information prior to the closing of drop-down transactions has been retroactively adjusted for certain assets acquired from Landmark during the year ended December 31, 2016. See reconciliation of operations, EBITDA, Adjusted EBITDA, and distributable cash flow for the periods presented.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

In thousands, except per unit data (Unaudited)

Three Months Ended September 30,
2017	2016(1)
Landmark	Landmark	Drop-down
Infrastructure	Infrastructure	Assets	Consolidated
Partners LP	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$13,499	$8,505	$1,547	$10,052
Expenses:
Management fees to affiliate	—	—	50	50
Property operating	86	23	—	23
General and administrative	1,422	632	—	632
Acquisition-related	255	875	112	987
Amortization	3,458	2,475	394	2,869
Impairments	—	1,235	—	1,235
Total expenses	5,221	5,240	556	5,796
Other income and expenses
Interest and other income	430	296	54	350
Interest expense	(4,777)	(3,116)	(547)	(3,663)
Loss on early extinguishment of debt	—	—	(1,703)	(1,703)
Realized loss on derivatives	—	—	(99)	(99)
Unrealized gain (loss) on derivatives	(61)	1,029	202	1,231
Total other income and expenses	(4,408)	(1,791)	(2,093)	(3,884)
Income before income tax	3,870	1,474	(1,102)	372
Income tax expense	72	—	—	—
Net income (loss)	$3,798	$1,474	$(1,102)	$372
Add:
Interest expense	4,777	3,116	547	3,663
Amortization expense	3,458	2,475	394	2,869
Income tax expense	72	—	—	—
EBITDA	$12,105	$7,065	$(161)	$6,904
Less:
Gain on sale of real property interests	—	—	—	—
Unrealized gain on derivatives	—	(1,029)	(202)	(1,231)
Straight line rent adjustments	(88)	(51)	(35)	(86)
Amortization of above- and below-market rents	(311)	(242)	(46)	(288)
Add:
Impairments	—	1,235	—	1,235
Acquisition-related expenses	255	875	112	987
Unrealized loss on derivatives	61	—	—	—
Realized loss on derivatives	—	—	99	99
Loss on early extinguishment of debt	—	—	1,703	1,703
Deemed capital contribution to fund general and administrative expense reimbursement (2)	996	415	—	415
Adjusted EBITDA	$13,018	$8,268	$1,470	$9,738
Less:
Expansion capital expenditures	64,107	(190,303)	—	(190,303)
Cash interest expense	(4,168)	(2,704)	(486)	(3,190)
Cash income tax	(72)	—	—	—
Distributions to preferred unitholders	(1,818)	(951)	—	(951)
Distributions to noncontrolling interest holders	(4)	—	—	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	(64,107)	190,303	—	190,303
Distributable cash flow	$6,956	$4,613	$984	$5,597
Annualized quarterly distribution per unit	$1.43	$1.35
Distributions to common unitholders	7,061	4,531
Distributions to Landmark Dividend – subordinated units	1,121	1,058
Distributions to the General Partner – incentive distribution rights	109	20
Total distributions	$8,291	$5,609
Excess (shortfall) of distributable cash flow over the quarterly distribution	$(1,335)	$(996)
Coverage ratio (3)	0.84x	0.82	x

(1)

During the year ended December 31, 2016, the Partnership completed five drop-down acquisitions from Landmark and affiliates (the “Drop-down Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Drop-down Assets as if the Partnership owned the Drop-down Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Drop-down Assets. The combined results of the Drop-down Assets prior to each transaction date are included in “Drop-down Assets Predecessor.” The consolidated results of the Drop-down Assets after each transaction date are included in “Landmark Infrastructure Partners LP.” On April 1, 2017, the Partnership early adopted ASU No. 2017-01. Drop-down acquisitions subsequent to the adoption of ASU 2017-01 are asset acquisitions with prior periods not retroactively adjusted. In addition, after the adoption of ASU No. 2017-01, acquisition costs for asset acquisitions are capitalized.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

In thousands, except per unit data (Unaudited)

Nine Months Ended September 30,
2017	2016(1)
Landmark	Landmark	Drop-down
Infrastructure	Infrastructure	Assets	Consolidated
Partners LP	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$38,143	$23,665	$5,892	$29,557
Expenses:
Management fees to affiliate	—	—	196	196
Property operating	247	95	2	97
General and administrative	4,267	2,777	—	2,777
Acquisition-related	1,007	1,210	204	1,414
Amortization	9,826	6,716	1,459	8,175
Impairments	848	1,235	—	1,235
Total expenses	16,195	12,033	1,861	13,894
Other income and expenses
Interest and other income	1,168	720	189	909
Interest expense	(12,931)	(7,831)	(2,451)	(10,282)
Loss on early extinguishment of debt	—	—	(1,703)	(1,703)
Realized loss on derivatives	—	—	(99)	(99)
Unrealized gain (loss) on derivatives	(111)	(3,821)	85	(3,736)
Gain on sale of real property interests	—	374	—	374
Total other income and expenses	(11,874)	(10,558)	(3,979)	(14,537)
Income before income tax	10,074	1,074	52	1,126
Income tax expense	72	—	—	—
Net income	$10,002	$1,074	$52	$1,126
Add:
Interest expense	12,931	7,831	2,451	10,282
Amortization expense	9,826	6,716	1,459	8,175
Income tax expense	72	—	—	—
EBITDA	$32,831	$15,621	$3,962	$19,583
Less:
Gain on sale of real property interests	—	(374)	—	(374)
Unrealized gain on derivatives	—	—	(85)	(85)
Straight line rent adjustments	(304)	(104)	(155)	(259)
Amortization of above- and below-market rents	(964)	(830)	(193)	(1,023)
Add:
Impairments	848	1,235	—	1,235
Acquisition-related expenses	1,007	1,210	204	1,414
Loss on early extinguishment of debt	—	—	1,703	1,703
Unrealized loss on derivatives	111	3,821	—	3,821
Realized loss on derivatives	—	—	99	99
Unit-based compensation	105	105	—	105
Deemed capital contribution to fund general and administrative expense reimbursement (2)	3,025	2,034	—	2,034
Adjusted EBITDA	$36,659	$22,718	$5,535	$28,253
Less:
Expansion capital expenditures	123,262	(198,331)	—	(198,331)
Cash interest expense	(11,413)	(6,991)	(2,035)	(9,026)
Cash income tax	(72)	—	—	—
Distributions to preferred unitholders	(4,672)	(1,334)	—	(1,334)
Distributions to noncontrolling interest holders	(11)	—	—	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	(123,262)	198,331	—	198,331
Distributable cash flow	$20,491	$14,393	$3,500	$17,893
Annualized quarterly distribution per unit	$1.42	$1.33
Distributions to common unitholders	20,895	12,394
Distributions to Landmark Dividend – subordinated units	3,339	3,135
Distributions to the General Partner – incentive distribution rights	231	22
Total distributions	$24,465	$15,551
Excess (shortfall) of distributable cash flow over the quarterly distribution	$(3,974)	$(1,158)
Coverage ratio (3)	0.84x	0.93	x

(1)

During the year ended December 31, 2016, the Partnership completed five drop-down acquisitions from Landmark and affiliates (the “Drop-down Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Drop-down Assets as if the Partnership owned the Drop-down Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Drop-down Assets. The combined results of the Drop-down Assets prior to each transaction date are included in “Drop-down Assets Predecessor.” The consolidated results of the Drop-down Assets after each transaction date are included in “Landmark Infrastructure Partners LP.” On April 1, 2017, the Partnership early adopted ASU No. 2017-01. Drop-down acquisitions subsequent to the adoption of ASU 2017-01 are asset acquisitions with prior periods not retroactively adjusted. In addition, after the adoption of ASU No. 2017-01, acquisition costs for asset acquisitions are capitalized.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.